CARMAX CEO ANNOUNCES INTENT TO RETIRE;
                  Board Forms Search Committee for Replacement


Richmond, Va., October 6, 2005 - CarMax, Inc. (NYSE: KMX) announced today that its co-founder, president, and chief executive officer, Austin Ligon, has informed the CarMax board of directors that he intends to retire in 2006. The board has formed a search committee to seek a new CEO. Ligon said that he intends to remain with the company until a new CEO has taken office.

"September marked the beginning of my 15th year of work on the CarMax business and my 11th year as the company's president," said Ligon. "Over this period, we've grown from the germ of a new idea to become both the nation's largest used car retailer and a Fortune 500 company with more than 11,000 associates. We've also been named one of the Fortune 2005 '100 Best Companies to Work For.' I'm very proud of what the CarMax team has been able to accomplish and of the very strong store operations and store support teams that we've built. This fall, we are completing the fourth full year of new store openings since restarting our growth pipeline in late 2001. By the fall of next year, the store growth pipeline should be operating at 'steady state,' with the percentage of immature stores - those with less than 48 months in operation -- having flattened out at just below 50%.

"As a result, I believe now is a great time to add a new world-class leadership talent to our team," Ligon said. "I intend to work closely with the board over the coming months to help identify, recruit, and successfully integrate a new CEO. I have also informed the board that I will make myself available as an advisor to the new CEO for two years at his or her discretion. I believe this move will allow us to best position CarMax to successfully achieve the company's enormous potential for growth over the coming decade."

Conference Call
---------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time on Friday, October 7, 2005. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 1305726). International investors should dial 1-706-679-7457 (conference I.D.: 1305726). A live webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately noon Eastern time on October 7, 2005, and will run through midnight, October 14, 2005. Domestic investors may access the recording at 1-800-642-1687
(conference I.D.: 1305726) and international investors at 1-706-645-9291 (conference I.D.: 1305726). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------

CarMax, a Fortune 500 company, and one of the Fortune 2005 "100 Best Companies to Work For," is the nation's largest retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 65 used car superstores in 29 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2005, the company sold 278,178 used cars, which is 93 percent of the total 299,138 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

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CarMax, Inc.
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Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2005, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

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Contacts:

Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594 Trina Lee, Public Relations Manager, (804) 747-0422, ext. 4197